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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4400 Main Street
Kansas City, Missouri 64111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 7, 2005

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held in the H&R Block City Stage Theater at Union Station located at 30 West Pershing (corner of Pershing and Main Street), Kansas City, Missouri, on Wednesday, September 7, 2005 at 9:00 a.m., Kansas City time (CDT). Shareholders attending the meeting are asked to park in The Yards Parking Lot located on the west side of Union Station. The meeting will be held for the following purposes:

1.	The election of four Class I directors (nominees are Thomas M. Bloch, Mark A. Ernst, David Baker Lewis and Tom D. Seip) to serve until the 2008 annual meeting and until their successors are elected and qualified (See page 3);

2.	The approval of the H&R Block Executive Performance Plan, as amended (See page 10);

3.	The ratification of the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending April 30, 2006 (See page 12); and

4.	The transaction of any other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 5, 2005 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

By Order of the Board of Directors
BRET G. WILSON
Secretary

Kansas City, Missouri
August 12, 2005

          A proxy for the annual meeting is enclosed. Even though you may plan to attend the meeting in person, please promptly vote by telephone or Internet or by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Telephone and Internet voting information is provided on the proxy card. If you are present at the meeting and desire to vote in person, your vote by proxy will not be used.

H&R BLOCK 2005 Proxy Statement

H&R BLOCK, INC.
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company”) solicits the enclosed proxy for use at the annual meeting of shareholders of the Company to be held at 9:00 a.m. (CDT), on Wednesday, September 7, 2005 in the H&R Block City Stage Theater at Union Station located at 30 West Pershing (corner of Pershing and Main Street), Kansas City, Missouri. This Proxy Statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board of Directors is soliciting your proxy to vote at the annual meeting because you are a shareholder at the close of business on July 5, 2005, the record date, and are entitled to vote at the meeting. This proxy statement, the proxy card and Annual Report to Shareholders for the fiscal year ended April 30, 2005 are being made available to shareholders beginning on or about August 12, 2005. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

WHAT AM I VOTING ON?

You are voting on three items of business at the annual meeting:

▪	The election of four Class I directors (nominees are Thomas M. Bloch, Mark A. Ernst, David Baker Lewis and Tom D. Seip) to serve until the 2008 annual meeting and until their successors are elected and qualified;
▪	The approval of the H&R Block Executive Performance Plan, as amended; and
▪	The ratification of KPMG LLP as independent accountants for the fiscal year ending April 30, 2006.

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the close of business on July 5, 2005 are entitled to vote at the annual meeting. Each share of H&R Block Common Stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Our Board of Directors recommends that you vote your shares “FOR” each of the Class I nominees named in this proxy standing for election to the Board, “FOR” the approval of the H&R Block Executive Performance Plan, as amended and “FOR” the ratification of KPMG LLP as our independent accountants.

HOW DO I VOTE?

If you are a shareholder of record, there are four ways to vote:

▪	by toll-free telephone at 1-800-435-6710 and following the instructions on the proxy card;
▪	by Internet at http://www.eproxy.com/hrb/ and following the instructions on the proxy card;
▪	by completing and mailing your proxy card; and
▪	by written ballot at the annual meeting.
   If you vote by Internet or telephone, your vote must be received before 11:59 p.m. (ET) on the day before the annual meeting. Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Louis W. Smith, Rayford Wilkins, Jr., and Henry F. Frigon) will vote your shares FOR items 1, 2 and 3. If your shares are owned in joint names, all joint owners must vote by the same method and if joint owners vote by mail, all of the joint owners must sign the proxy card.
   If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your broker or nominee should vote your shares as you have directed.
   We will pass out written ballots to anyone who wants to vote at the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker or other nominee to vote at the annual meeting. It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure that your shares are represented, we urge you to vote as soon as possible by Internet, telephone or mail by following the instructions in this proxy statement.

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H&R BLOCK 2005 Proxy Statement

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC (“Mellon Investor Services”) you are considered, with respect to those shares, the “shareholder of record.” The proxy statement, annual report and proxy card have been made available directly to shareholders of record by the Company.
   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy materials should be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.

WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the annual meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on a voting matter.

CAN I CHANGE MY VOTE?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the annual meeting by:

▪	sending written notice of revocation to the Secretary of the Company;
▪	submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the revoked proxy; or
▪	attending the annual meeting and voting in person.
   If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the annual meeting if you obtain legal proxy as described above.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

For all matters to be voted upon at the annual meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No. Shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM?

As of the record date 167,247,961 shares of the Company’s Common Stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, shall constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the annual meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the annual meeting for quorum purposes. The Board of Directors of the Company declared a two-for-one stock split effective August 22, 2005 for shareholders of record as of August 1, 2005. Because the effective date of the split is after the record date of the annual meeting of shareholders, the number of shares reported on the accompanying proxy and entitled to vote at the meeting is the pre-split number and such number is not adjusted to reflect the August 22, 2005 stock split.

WHO WILL COUNT THE VOTE?

Representatives of Mellon Investor Services, the Company’s transfer agent, will count the vote and serve as the inspectors of election.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means your shares are held in more than one account. You should vote all your proxy shares. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Mellon Investor Services, at 1-888-213-0964.

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H&R BLOCK 2005 Proxy Statement

CAN I ACCESS THE PROXY STATEMENT AND ANNUAL REPORT ON THE INTERNET INSTEAD OF RECEIVING PAPER COPIES?

This proxy statement and 2005 Annual Report are located on the Company’s website. Most shareholders can access future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.
   If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to access future proxy statements and annual reports on the Internet.

HOW MUCH DID THIS PROXY SOLICITATION COST?

The Company has retained Mellon Investor Services to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $9,500 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

WHAT IS THE COMPANY’S WEB ADDRESS?

The Company’s home page is www.hrblock.com. The Company’s filings with the Securities and Exchange Commission are available free of charge via a link from this address.

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board of Directors.

ITEM 1 ON FORM OF PROXY

ELECTION OF DIRECTORS ...

The Company’s Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall not be fewer than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. Effective October 18, 2004, the Board fixed the number of directors to constitute the Board of Directors at ten. The Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. There are currently four Class I directors, three Class II directors and three Class III directors. The term of office of one class of directors expires at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire are identified as being of the same class as those directors they succeed and are elected for a term to expire at the third annual meeting of shareholders after their election.
   At the annual meeting of shareholders to be held on September 7, 2005, four Class I directors will be elected to hold office for three years and until their successors are elected and shall have qualified. Thomas M. Bloch, Mark A. Ernst, David Baker Lewis and Tom D. Seip have been nominated for election as Class I directors of the Company. The shares voted by proxy will be voted for the election of all four nominees unless authority to do so is withheld as provided in the form of proxy. All nominees are currently Class I directors of the Company and have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director. If such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.
   The nominees for election as Class I directors, the current Class II directors and the current Class III directors are listed below. G. Kenneth Baum, Henry F. Frigon and Roger W. Hale serve as Class II directors with terms scheduled to expire at the annual meeting of shareholders in 2006. Mr. Baum will retire as a director at the 2005 annual meeting of shareholders pursuant to the Board’s retirement policy. Donna R. Ecton, Louis W. Smith and Rayford Wilkins, Jr. serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 2007. The number of shares of Common Stock beneficially owned by each director is listed under the heading “Security Ownership of Directors and Management” on page 23 of this proxy statement.

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H&R BLOCK 2005 Proxy Statement

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2008 (CLASS I DIRECTORS):

Thomas M. Bloch Director since 2000 Age 51	Mr. Bloch has served since January 2000 as Vice Chairman of the University Academy, an urban college preparatory charter school that he co-founded in Kansas City, Missouri and as an educator with the University Academy since August 2000. Mr. Bloch served as an educator with St. Francis Xavier School from October 1995 until August 2000. Prior to changing careers, Mr. Bloch had a 19-year career with the H&R Block organization, resigning as President and Chief Executive Officer of the Company in 1995. Mr. Bloch graduated from Claremont McKenna College in Claremont, California in 1976. He is a member of the Finance Committee of the Board of Directors.

Mark A. Ernst Director since 1999 Age 47	Mr. Ernst has served as Chairman of the Board of the Company since September 2002, Chief Executive Officer of the Company since January 2001 and as President of the Company since September 1999. He served as Chief Operating Officer of the Company from September 1998 through December 2000 and as Executive Vice President of the Company from September 1998 until September 1999. Prior to joining the Company, Mr. Ernst served as Senior Vice President, Third Party and International Distribution and Senior Vice President, Workplace Financial Services of American Express Company, a diversified financial services company, Minneapolis, Minnesota, from July 1997 through June 1998 and November 1995 through July 1997, respectively. Mr. Ernst is also a director of Great Plains Energy, Inc. and Knight-Ridder, Inc. He received a Master of Business Administration with an emphasis in finance and economics from the University of Chicago and an undergraduate degree in accounting and finance from Drake University. He is a Certified Public Accountant. Mr. Ernst is a member of the Finance and Executive Committees of the Board of Directors.

David Baker Lewis Director since 2004 Age 54	Mr. Lewis is Chairman, President and Chief Executive Officer of Lewis & Munday, a Detroit-based law firm with offices in Washington, D.C. and Seattle. He is also a director of The Kroger Company and Lewis & Thompson Agency, Inc. Mr. Lewis has served on the Board of Directors of Conrail, Inc., LG&E Energy Corp., M.A. Hanna, TRW, Inc., and Comerica, Inc. He received a Bachelor of Arts degree from Oakland University, a Master of Business Administration from the University of Chicago and a Juris Doctor from the University of Michigan School of Law. Mr. Lewis is a member of the Audit Committee of the Board of Directors.

Tom D. Seip Director since 2001 Age 55	Mr. Seip currently serves as managing partner of Seip Investments LP and the managing member of Too Much Stuff LLC and Ridgefield Farm LLC, private investment vehicles. He served as the President, Chief Executive Officer and director of Westaff, Inc., Walnut Creek, California, a temporary staffing services company, from May 2001 until January 2002. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President – Retail Brokerage from 1994 until 1997. Mr. Seip is also a trustee of the Neuberger Berman Mutual Funds, New York. He received a Bachelor of Arts degree from Pennsylvania State University and participated in the Doctoral Program in Developmental Psychology at the University of Michigan. Mr. Seip is a member of the Compensation and Governance and Nominating Committees of the Board of Directors.

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H&R BLOCK 2005 Proxy Statement

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006 (CLASS II DIRECTORS):

G. Kenneth Baum Director since 1961 Age 75	Mr. Baum has served as the Chairman of George K. Baum Group, Inc., an investment company, Kansas City, Missouri, since April 1994. Mr. Baum joined the firm of George K. Baum & Company, a regional investment banking firm, in 1952 and was President of that organization from 1957 until 1982 when he was elected to Chairman of the Board, serving in that capacity until April 1994. Mr. Baum graduated from Carleton College, Northfield, Minnesota in 1952 with a Bachelor of Arts degree in history. He currently serves as a director of Interstate Bakeries Corporation. Mr. Baum is Chairman of the Governance and Nominating Committee of the Board of Directors and is a member of the Executive and Finance Committees. Mr. Baum will retire as a director at the 2005 annual meeting of shareholders pursuant to the Board’s retirement policy.

Henry F. Frigon Director since 1992 Age 70	Mr. Frigon currently serves as the Vice Chairman of the Board of CARSTAR, Inc., Overland Park, Kansas, and served as Chairman of the Board of CARSTAR from 1998 to May 2005. He served as Chief Executive Officer of CARSTAR, Inc. from July 1998 until February 2001. Mr. Frigon retired from Hallmark Cards, Inc., Kansas City, Missouri in 1994 where he served as Executive Vice President, Corporate Development & Strategy, and Chief Financial Officer, as well as being a member of its Board of Directors from 1990 until December 1994. Prior to joining Hallmark, Mr. Frigon served as the President and Chief Executive Officer of BATUS, Inc., where he was responsible for the company’s extensive U.S. holdings in retailing, financial services, tobacco and paper. His previous business experience covers a variety of operating, management and board positions with companies such as Masco Corporation, General Housewares, General Foods Corporation and Chase Manhattan Bank. Mr. Frigon received a bachelor’s degree in engineering from Tufts University in 1957 and a Master of Business Administration from New York University in 1961. He also attended Wharton Graduate School at the University of Pennsylvania and completed the Advanced Management Program at Harvard Business School. Mr. Frigon is also a director of Buckeye Technologies, Inc., Dimon, Inc., Packaging Corporation of America, Sypris Solutions, Inc. and Tuesday Morning Corporation. Mr. Frigon is Chairman of the Finance Committee of the Board of Directors and a member of the Audit, Compensation and Executive Committees.

Roger W. Hale Director since 1991 Age 62	Mr. Hale served as Chairman and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company headquartered in Louisville, Kentucky, from August 1990 until retiring in April 2001. Prior to joining LG&E, he was Executive Vice President of BellSouth Corporation, a communications services company in Atlanta, Georgia. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co., a communications services company, including Vice President, Southern Region from 1983 to 1986. He received a Bachelor of Arts degree from the University of Maryland in 1965 and a Master of Science in Management from the Massachusetts Institute of Technology, Sloan School of Management in 1979. Mr. Hale is also a director of Ashland, Inc., where he serves as Chairman of the Audit Committee and is a member of the Public Policy and Environmental Committees. He has served as the Presiding Director of the Board of Directors since September 8, 2004 and is Chairman of the Executive Committee of Board of Directors and a member of the Audit, Compensation and Governance and Nominating Committees.

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H&R BLOCK 2005 Proxy Statement

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2007 (CLASS III DIRECTORS):

Donna R. Ecton Director since 1993 Age 58	Ms. Ecton is currently the Chairman and Chief Executive Officer of EEI Inc., a management consulting firm located in Paradise Valley, Arizona that she founded in 1998. Prior to forming EEI Inc., Ms. Ecton served as the Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, a retail supplier of products and services for pets, from December 1996 until May 1998 and on the Board of Directors of PETsMART, Inc., from 1994 until 1998. Prior to PETsMART, Ms. Ecton was Chairman, President and Chief Executive Officer of Business Mail Express, Inc., a privately held expedited printing and mailing business, and before that she served as President and Chief Executive Officer of Van Houten North America, Inc. and Andes Candies, Inc., a privately held international confectionary company. Ms. Ecton’s previous business experience covers a variety of management positions with companies such as Nutri/ System, Inc., Campbell Soup Company, Citibank, N.A. and Chemical Bank. She received a Bachelor of Arts in Economics from Wellesley College (Durant Scholar) in 1969 and a Master of Business Administration from the Harvard Graduate School of Business Administration in 1971. Ms. Ecton is Chairman of the Compensation Committee of the Board of Directors and a member of the Executive, Finance and Governance and Nominating Committees.

Louis W. Smith Director since 1998 Age 62	Mr. Smith served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, a charitable foundation, Kansas City, Missouri, from July 1997 until April 2002 and President and Chief Operating Officer of the Ewing Marion Kauffman Foundation from June 1995 to July 1997. He also served on the Board of Directors of such Foundation from January 1991 through September 2002. Prior to joining the Foundation, Mr. Smith had a 29-year career with AlliedSignal, Inc. (now Honeywell International), a diversified technology and manufacturing company, retiring as President of the Kansas City Division in 1995. Mr. Smith also serves on the Board of Directors of Sprint Corporation. He holds a bachelor’s degree in electrical engineering from the University of Missouri-Rolla and a Master of Business Administration from the Executive Fellows Program at Rockhurst University. Mr. Smith is Chairman of the Audit Committee of the Board of Directors and is a member of the Compensation and Executive Committees.

Rayford Wilkins, Jr. Director since 2000 Age 53	Mr. Wilkins has served as Group President, SBC Communications, Inc., San Antonio, Texas, a diversified telecommunications company and wireless communications provider, since May 2002. Previously he served as President and Chief Executive Officer of Pacific Bell Telephone Company and Nevada Bell Telephone Company, San Ramon, California, from September 2000 until April 2002 and as President of SBC Business Communications Services, San Antonio, Texas, from October 1999 through September 2000. Mr. Wilkins served as President and CEO of Southwestern Bell Telephone Co., San Antonio, Texas, from July 1999 until October 1999. He served as President of Business Communications Services, Pacific Bell Telephone Company, San Ramon, California, from August 1997 until July 1999. He also served as Vice President and General Manager of Southwestern Bell Telephone Co., Kansas City, Missouri, from August 1993 until August 1997. He earned a bachelor’s degree in business administration from the University of Texas in Austin in 1974 and attended the University of Pittsburgh’s Management Program for Executives in October 1987. Mr. Wilkins is a member of the Audit, Finance and Governance and Nominating Committees of the Board of Directors.

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H&R BLOCK 2005 Proxy Statement

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES ... The Board of Directors is responsible for managing the property and business affairs of the Company. The Board of Directors reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2005 fiscal year, the Board of Directors held seven meetings and the standing Board committees held 20 meetings. Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he or she was a member, except for Mr. Frigon who attended a combined total of 74% of the meetings and Mr. Seip who attended a combined total of 73% of the meetings. Mr. Seip’s absences arose primarily from a scheduling conflict with the March 2005 Board and committee meetings, during which the Board and two of the committees on which Mr. Seip serves met. Excluding this one scheduling conflict, Mr. Seip attended 92% of the aggregate total number of Board and applicable committee meetings. The Company has adjusted its schedule of regular Board meetings in fiscal year 2006 to eliminate this scheduling conflict.
   The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee and the Governance and Nominating Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, Board of Director Independence Standards and charters for Audit, Compensation and Governance and Nominating Committees are available on the Company’s website at www.hrblock.com under the tab “Our Company” and then under the heading “Block Investors” and then under “Corporate Governance.” These documents are also available in print to shareholders upon written request to: Corporate Secretary, H&R Block, Inc., 4400 Main St., Kansas City, Missouri 64111. Set forth below is a description of the duties of each committee and its members.
   The Executive Committee, whose members are Mr. Hale (Chairman), Ms. Ecton and Messrs. Baum, Ernst, Frigon and Smith, held no meetings during fiscal year 2005. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.
   The Audit Committee, whose members are Mr. Smith (Chairman) and Messrs. Frigon, Hale, Lewis and Wilkins, held 11 meetings during the 2005 fiscal year. All of the members of the Audit Committee are independent under regulations adopted by the Securities and Exchange Commission, New York Stock Exchange listing standards and the Board’s Director Independence Standards. The Board has determined that each of Mr. Smith, Mr. Frigon, Mr. Hale, Mr. Lewis and Mr. Wilkins is an audit committee financial expert, pursuant to the criteria prescribed by the Securities and Exchange Commission. The Board has also determined that Mr. Frigon’s service on the audit committees of more than three public companies has not impaired and will not impair Mr. Frigon’s ability to effectively serve on the Audit Committee. The functions of the Committee are described in the Audit Committee Charter and include making recommendations to the Board of Directors with respect to the appointment of the Company’s independent accountants, evaluating the independence and performance of such accountants, reviewing the scope of the annual audit, and reviewing and discussing with management and the independent accountants the audited financial statements and accounting principles. See the “Audit Committee Report” beginning on page 12.
   The Compensation Committee, whose members are Ms. Ecton (Chairman) and Messrs. Frigon, Hale, Seip and Smith, held three meetings during fiscal year 2005. The functions of the Committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries, recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers, and administering the Company’s long-term incentive compensation plans. All of the members of the Compensation Committee are independent under the New York Stock Exchange listing standards and the Board’s Director Independence Standards. See the “Compensation Committee Report on Executive Compensation” beginning on page 13.
   The Finance Committee, whose members are Mr. Frigon (Chairman), Ms. Ecton and Messrs. Baum, Bloch, Ernst and Wilkins, held three meetings during the 2005 fiscal year. The primary duties of the Finance Committee are to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds.
   The Governance and Nominating Committee, whose members are Mr. Baum (Chairman), Ms. Ecton and Messrs. Hale, Seip and Wilkins, held three meetings during the 2005 fiscal year. The Governance and Nominating Committee is responsible for corporate governance matters, the initiation of nominations for election as a director of the Company, the evaluation of the performance of the Board of Directors, and the determination of

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H&R BLOCK 2005 Proxy Statement

compensation of outside directors of the Company. All of the members of the Governance and Nominating Committee are independent under the New York Stock Exchange listing standards and the Board’s Director Independence Standards.
   DIRECTOR’S COMPENSATION ... Directors, excluding those who are employed by the Company or its subsidiaries, received an annual director’s fee of $40,000, meeting fees of $2,000 for each Board meeting attended, committee chairman fees of $2,000 for each committee meeting that they chaired, and meeting fees of $1,200 for each committee meeting attended in a capacity other than as chairman. In addition, the chairman of the audit committee receives an annual committee chairman’s fee of $5,000. Beginning with the quarterly installment payable on June 1, 2005, the Board approved an increase in the annual retainer for non-employee directors from $40,000 to $50,000 and the audit committee chair annual retainer was increased from $5,000 to $7,500. All other fees paid will remain the same.
   In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer receipt of their retainers and/or meeting fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant’s selection among fixed rate, variable rate and Company Common Stock investment alternatives. Payment of benefits occurs in cash upon termination of the participant’s service as a director or upon his or her death. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.
   Pursuant to the H&R Block Stock Plan for Non-Employee Directors, eligible non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units. The stock units in the directors’ accounts are fully vested at all times. Payment of the stock units must be deferred at least one year after the year such units are credited and the director shall select the date of payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Stock Plan is currently 600,000 shares.
   The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Effective June 30, 2002, each stock option granted to an outside director of the Company pursuant to the Plan is for 4,000 shares of the Company’s Common Stock, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 800,000.
   Options for 4,000 shares each, with an option price of $58.35 per share, were granted to Ms. Ecton and Messrs. Baum, Bloch, Frigon, Hale, Lewis, Seip, Smith and Wilkins on June 30, 2005. The options are fully vested and immediately exercisable as of date of grant. All outstanding options expire ten years after the date of grant.
   The Company also offers to its non-employee directors free income tax return preparation services at an H&R Block office of their choice, a fifty percent discount on tax preparation services from RSM McGladrey, Inc. and free business travel insurance in connection with Company-related travel.
   CORPORATE GOVERNANCE ... Our Board of Directors operates under duly adopted Corporate Governance Guidelines (the “Guidelines”) to assist the Board in exercising its responsibilities. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board level and management level, with a view to enhancing shareholder value over the long term. The Guidelines also assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines are not intended to be a static statement of the Company’s policies, principles and guidelines, but are subject to continual assessment and refinement as the Board may determine advisable or necessary in the view of the best interests of the Company and its shareholders.
   The Guidelines also provide that a non-employee director may be appointed as the “Presiding Director” of the Board. The Presiding Director (Roger W. Hale) leads executive sessions of the non-employee directors at meetings that are held prior to each regular meeting of the Board. In addition, the Presiding Director may call executive sessions as deemed necessary.
   As further described in the Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under the New York Stock Exchange listing standards. As described below, eight of the Board’s ten directors are independent directors within the meaning of the Board’s

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Director Independence Standards and the New York Stock Exchange listing standards.
   The New York Stock Exchange listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted Director Independence Standards (attached as Appendix A to this proxy statement) to assist the Board in determining whether a director has a material relationship with the Company.
   In June 2005, the Board conducted an evaluation of director independence, based on the Director Independence Standards and the New York Stock Exchange listing standards. In connection with this review, the Board evaluated commercial, charitable, consulting, familial and other relationships with each director or immediate family members and their related interest to the Company and its subsidiaries. As a result of this evaluation, the Board affirmatively determined that Ms. Ecton and Messrs. Baum, Frigon, Hale, Lewis, Seip, Smith and Wilkins are independent directors.
   Further, all directors, officers and employees of the Company must act ethically and in accordance with the policies comprising the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of, the Code. The Company intends to post any amendments to or waivers of the Code (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) on our website.
   DIRECTOR NOMINATION PROCESS ... The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of the shareholders. The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the entire Board for Board membership. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors such as general understanding of various business disciplines (e.g., marketing, finance, information technology), the Company’s business environment, educational and professional background, analytical ability and willingness to devote adequate time to Board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.
   The Governance and Nominating Committee may seek the input of the other members of the Board and management in identifying candidates who are consistent with the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary, at our offices at 4400 Main Street, Kansas City, Missouri 64111. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders. In addition, the Company’s bylaws contain specific conditions under which persons may be nominated directly by shareholders. The provisions include the condition that shareholders comply with the advance notice time requirements outlined in the “Shareholder Proposals and Nominations” section of this Proxy Statement.
   SHAREHOLDER COMMUNICATIONS WITH THE BOARD ... Shareholders wishing to communicate with the Board of Directors, the non-management directors, or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing to the correspondence to: Office of the Chief Legal Officer, H&R  Block, Inc., 4400 Main Street, Kansas City, Missouri  64111. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communication is addressed.
   DIRECTOR ATTENDANCE AT ANNUAL MEETINGS ... Although the Company has no specific policy regarding director attendance at its annual meeting, all directors are encouraged to attend. Board and Committee meetings are held immediately preceding and following the annual meeting, with directors attending the annual meeting. All of the Company’s directors attended last year’s annual meeting.

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ITEM 2 ON FORM OF PROXY

APPROVAL OF THE H&R BLOCK EXECUTIVE PERFORMANCE PLAN, AS AMENDED ...

INTRODUCTION ... The shareholders originally approved the H&R Block Short Term Incentive Plan (the “Plan”) at the 1996 Annual Meeting and most recently reapproved the Plan, as amended, at the 2000 Annual Meeting. The Board recommends amendments to the Plan to (1) change the name of the Plan from the H&R Block Short Term Incentive Plan to the H&R Block Executive Performance Plan; and (2) increase the aggregate amount of all awards under the Plan to any participant for any Performance Period from $1,000,000 to $2,000,000.
   The Plan allows the Company to include in the compensation package of an executive officer a bonus component intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”). Section 162(m) provides that compensation in excess of $1 million paid for any tax year to a corporation’s chief executive officer and the four other highest paid executive officers (“Covered Employees”) at the end of such year will not be deductible by the corporation for federal income tax purposes unless certain conditions are met. Two such conditions are that the compensation must qualify as “performance-based compensation” and that the shareholders of the corporation must approve the material terms of the performance goals under which such compensation is to be paid. The Plan satisfies these conditions.
   The Board believes that the amendment changing the name of the Plan will help eliminate any confusion between the Plan and the Company’s short-term incentive program. The Board further believes that the increase in the limitation of awards will allow the Company the flexibility to take full advantage of the deductibility of executive compensation under Code Section 162(m). The Board believes that the Plan has enabled, and will enable, the Company and its subsidiaries to attract and retain highly qualified individuals as executive officers and to obtain from such officers the best possible performance to achieve particular business objectives established for the Company. Accordingly, the Board has approved the amendments to the Plan and is submitting the Plan, as so amended, to the shareholders for their approval.
   SUMMARY OF THE PLAN AND AMENDMENTS ... The primary features of the Plan and the proposed amendments are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, as it is proposed to be amended, the full text of which is set forth as Appendix B to this proxy statement.
   The Plan is administered by the Committee, which is composed of “outside directors” within the meaning of Section 162(m) of the Code. The Committee has authority to determine the terms and conditions of awards granted to eligible persons under the Plan. Awards under the Plan are in the form of cash compensation and may be granted only to employees of the Company or its subsidiaries who are at the level of Assistant Vice President or a more senior level and who are selected for participation by the Committee. The Committee may grant annual performance-based awards with respect to each fiscal year of the Company, or a portion thereof (a “Performance Period”). Within 90 days after the beginning of a Performance Period, the Committee establishes performance goals for the Company and its subsidiaries for the Performance Period and specific target awards for each participant selected by the Committee. The Committee specifies the performance goals applicable to each participant for each Performance Period, as well as the portion of the target award to which each performance goal applies. Awards are nontransferable other than by will or by the laws of descent and distribution.
   The Plan specifies that performance goals established by the Committee each year must be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) sales of products, services or accounts, (d) numbers of income tax returns prepared, (e) margins, (f) earnings per share, (g) return on equity, (h) return on capital, and (i) total shareholder return. For any Performance Period, performance goals may be measured on an absolute basis or relative to internal goals, or relative to levels attained in fiscal years prior to the Performance Period. In addition, a participant must remain in the continuous employ of the Company or one or more of its subsidiaries through the end of a Performance Period to be eligible to receive payment of an award. The Plan grants the Committee discretion to pay in full or on a prorated basis an award determined in accordance with the Plan to a participant whose employment terminates during the Performance Period due to death, disability or retirement.
   Following the end of a Performance Period, the Committee certifies the extent to which each performance goal has been achieved and then, to arrive at the actual award payout, determines a performance percentage for each goal to be multiplied by the portion of the target award to which the goal relates. The Compensation Committee has the discretion to establish with respect to each performance target and each Performance Period a schedule or other objective method (“Performance Schedule”) of determining the applicable performance percentage to be used in arriving at the actual award

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H&R BLOCK 2005 Proxy Statement

payout. The Committee is required to establish such Performance Schedule within 90 days after the beginning of the Performance Period. Any Performance Schedule established by the Committee may not provide for a performance percentage in excess of 200%.
   The Plan currently provides that the aggregate amount of all awards under the Plan to any one participant for any Performance Period may not exceed $1,000,000. It is proposed that the Plan be amended to increase this limitation to $2,000,000. The $1,000,000 limit under the Plan has been in place since the inception of the Plan. Awards under the Plan are based on performance criteria established by the Compensation Committee to preserve federal income tax deductions for compensation paid to the Company’s Covered Employees. The Compensation Committee recommended and the Board adopted the amendment to increase the aggregate amount of Awards payable under the Plan, subject to shareholder approval, as part of the Compensation Committee’s aim to provide competitive compensation that enables the Company to retain key executives needed to accomplish the Company’s goals. The amendment to the Plan will enhance the Compensation Committee’s flexibility to motivate individuals to achieve exceptional performance for the Company. Payment of awards takes place as soon as administratively feasible following certification by the Committee of the extent to which performance goals have been achieved and the determination of the actual awards payable.
   In the event of a recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event; changes in applicable tax laws or accounting principles; or any unusual, extraordinary or nonrecurring events involving the Company that distort the performance criteria applicable to any performance goal, the Committee must adjust the calculation of the performance criteria and the applicable performance goals as necessary to prevent reduction or enlargement of participants’ awards under the Plan for such Performance Period attributable to such transaction or event.
   The Board of Directors of the Company may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, without shareholder approval.
   PLAN BENEFITS UNDER THE AMENDED PLAN ... Performance-based awards granted under the Plan, if any, are subject to the discretion of the Compensation Committee and to the achievement of certain performance targets as established by the Compensation Committee during a Performance Period. Amounts that may be received by officers of the Company eligible to participate in the Plan are not presently determinable. The following chart describes the amounts that the indicated participants were awarded under the Plan for the fiscal year ended April 30, 2005. Non-employee directors of the Company are not eligible to participate in the Plan.

Name and Principal Position	Award

Mark A. Ernst, Chairman of the Board, President and Chief Executive Officer	$217,140

Robert E. Dubrish, President and Chief Executive Officer, Option One Mortgage Corporation	$142,241

Jeffery W. Yabuki, Executive Vice President and Chief Operating Officer	$80,408

Steven Tait President, RSM McGladrey Business Services, Inc.	$302,784

Nicholas J. Spaeth Senior Vice President and Chief Legal Officer	$63,168

All Executive Officers	$805,741

   The Board believes that approval of the Plan, as proposed to be amended, will assist the Company in the manner specified above and, as a result, will promote the interests of the Company and its shareholders.
   THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE H&R BLOCK EXECUTIVE PERFORMANCE PLAN, AS AMENDED, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

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H&R BLOCK 2005 Proxy Statement

ITEM 3 ON FORM OF PROXY

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS ...

The Board of Directors has appointed KPMG LLP as independent accountants to audit the Company’s financial statements for the fiscal year ending April 30, 2006. A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires. For additional information regarding the Company’s relationship with KPMG LLP, please refer to the “Audit Committee Report” below.
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

AUDIT COMMITTEE REPORT ...

The Company’s management is responsible for the preparation of financial statements in accordance with generally accepted accounting principles and the financial reporting process, including the Company’s system of internal controls. The Company’s independent accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, the independent accountants and the internal auditor to review matters relating to the Company’s financial statements, internal audit activities, internal accounting controls and non-audit services provided by the independent accountants.
   The Audit Committee has reviewed and discussed with management and KPMG LLP (“KPMG”), the Company’s independent accountants, the Company’s audited financial statements for the fiscal year ended April 30, 2005. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board No. 1 relating to independence discussions with audit committees; has discussed with KPMG their independence from the Company and its management; and has considered whether KPMG’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.
   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Louis W. Smith, Chairman
Roger W. Hale
Henry F. Frigon
David Baker Lewis
Rayford Wilkins, Jr.

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H&R BLOCK 2005 Proxy Statement

AUDIT FEES ...

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended April 30, 2005 and 2004 and fees billed for other services rendered by KPMG LLP for such years:

Fiscal Year	2005	2004

Audit fees	$3,536,320	$2,346,175
Audit-related fees	311,672	996,759
Tax fees	252,186	115,000
All other fees	—	345,000

Total fees	$4,100,178	$3,802,934

   Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
   Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor.
   Tax Fees consist of fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation and tax advice.
   All other fees are fees billed for professional services that were not the result of an audit or review.
   The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of service are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.
   General pre-approval granted under the Audit Committee’s pre-approval policy extends to the fiscal year next following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor should necessarily be determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services and All Other Services.
   The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
   The Audit Committee has concluded that the provision of non-audit services provided to the Company by its independent accountant during the 2005 fiscal year was compatible with maintaining the independent accountant’s independence.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ...

The Compensation Committee is responsible for reviewing the Company’s executive compensation program and policies each year and recommending to the non-employee members of the Board of Directors the compensation of the Company’s executive officers. The Compensation Committee’s charter reflects these responsibilities. You can find a copy of the Compensation Committee charter on the Company’s website at www.hrblock.com under the tab “Our Company” and then under the heading “Block Investors” and then under “Corporate Governance.”
   The Compensation Committee consists solely of directors who are each (i) independent under the New York Stock Exchange’s listing standards and the Board’s Director Independence Standards, (ii) an outside director for purposes of Section 162 (m) of the Internal Revenue Code, and (iii) a “non-employee

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H&R BLOCK 2005 Proxy Statement

director” pursuant to Rule 16b-3 under federal securities laws. In addition to consisting solely of independent directors, the Committee retains independent compensation consultants to assist it in fulfilling its responsibilities.
   The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is essential to reaching that goal. As such, the Company’s philosophy is to assure that executive compensation is linked directly to sustained improvements in individual and corporate performance and increases in total shareholder return.

COMPENSATION PROGRAM

BASE SALARY ... Base salaries are determined based on external competitiveness for similarly-scoped roles in peer companies, internal equity and the executive’s experience, talents and performance.
   SHORT-TERM INCENTIVE PROGRAM ... The Company’s short-term incentive program (the “STI Program”) consists of an objective incentive compensation component based upon annual financial targets tied to business unit or overall corporate results (the “Financial STI Component”) and a discretionary incentive compensation component based on achieving pre-established individual or strategic objectives (the “Discretionary STI Component”). A heavier emphasis for executive officers (80% of targeted incentive compensation in most cases in fiscal year 2005) is placed upon the Financial STI Component, which specifically relates executive pay to Company performance. Under the STI Program, the Committee reviews and the Board approves financial-performance goals and individual target bonus awards.
   Short-term incentive compensation generally is paid in cash. Short-term incentive payouts exceeding 150% of the targeted payouts are paid in restricted stock. Restricted stock is issued under the Company’s 2003 Long-Term Executive Compensation Plan and is described in more detail under “Long-Term Incentive Compensation” below. The amount of restricted stock awarded is calculated by dividing the cash value of the applicable incentive compensation by the last reported closing price for the Company’s stock as of June 30, 2005.
   Financial STI Component. Payments under the Financial STI Component are made after the end of a fiscal year only if the Company (or applicable business unit) has met the financial-performance goals reviewed by the Committee and approved by the Board for such fiscal year. The Committee reviews and the Board approves the payout for an executive officer and determines the extent to which the requisite performance targets have been achieved prior to payment of the Financial STI Component. Fiscal year 2005 performance criteria under the Financial STI Component consisted of the following: (i) the degree to which the Company attained targeted year-over-year growth in diluted earnings per share; (ii) year-over-year growth in pretax earnings; and (iii) attainment of year-over-year revenue goals. In addition, fiscal year 2005 performance criteria included year-over-year client growth for the U.S. tax services business segment and year-over-year origination growth for the mortgage services business segment. Under the Financial STI Component, participants can earn more or less than the target award (from 0% to 200% of the target award) depending upon how actual results compare to the pre-established performance targets.
   Discretionary STI Component. Payments under the Discretionary STI Component for fiscal year 2005 were based upon achievement of strategic and individual performance objectives that support the Company’s priorities. For most executive officers, 20% of the executive’s overall targeted STI Program compensation was based on the Discretionary STI Component. Actual incentive payouts under the Discretionary STI Component could be from 0% to 200% of the target award, depending upon actual performance against pre-established objectives.
   SHORT-TERM INCENTIVE COMPENSATION PLAN ... In addition to the STI Program, the Company maintains the H&R Block Short-Term Incentive Plan, which was approved by the Company’s shareholders on September 13, 2000 (the “Executive Plan”). To the extent an officer receives an award under the Executive Plan, such officer does not receive an award under the Financial Component of the STI Program. The Executive Plan permits the Company to include a bonus compensation component in executive officer compensation intended to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. Under the Executive Plan, the Committee may grant performance-based awards to certain officers of the Company or its subsidiaries who are selected by the Committee and approved by the Board, including the Company’s Chief Executive Officer and its four other highest paid executive officers at the end of the applicable tax year. Awards under the Executive Plan are based on performance targets reviewed each year by the Committee and approved by the Board. Fiscal year 2005 performance criteria under the Executive Plan were the same as the fiscal year 2005 performance criteria under the Financial STI Component.
   LONG-TERM INCENTIVE COMPENSATION ... The Company encourages stock ownership by its executive officers

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H&R BLOCK 2005 Proxy Statement

by issuing long-term incentive awards tied to the Company’s Common Stock, such as stock options and restricted stock. Stock options and restricted stock provide executives an economic interest in increasing long-term shareholder value, thereby better aligning their interests with those of the Company’s shareholders. Under the Company’s 2003 Long-Term Executive Compensation Plan, option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options expire after ten years. Options granted to executive officers in fiscal year 2005 become exercisable over a three-year period in one-third increments. Restrictions on restricted stock granted in fiscal year 2005 lapse over a three-year period in one-third annual increments beginning on the first anniversary of the date of issuance. Prior to the lapse of restrictions, restricted stock is subject to forfeiture and may not be transferred. In addition, restricted stock recipients are entitled to (i) receive any cash dividends payable with respect to unvested restricted stock and (ii) vote unvested restricted stock shares at shareholders meetings.
   Options are granted, and restricted stock is awarded, to executives at the Board’s discretion, taking into account the Committee’s recommendation. Stock options and restricted stock are granted or awarded on an annual basis and sometimes as part of an employment offer. The number of shares subject to any stock option grant or restricted stock award is based on the executive’s level of responsibility, prior year’s performance, ability to impact the Company’s future performance, and awards made to executives at peer companies. The Compensation Committee believes that stock options and restricted stock have been effective in attracting, retaining and rewarding executives and key  employees.
   DEFERRED COMPENSATION ... The Company offers its executive officers and key employees a deferred compensation plan designed to enhance financial security upon retirement. Subject to annual deferral limits, the plan offers participants the opportunity to defer compensation during the time of his or her participation in the plan. The Company contributes to the plan an annual match of 100% of the first 5% of aggregate salary and bonus deferred to the plan and the Company’s qualified retirement plans, less any employer matching contributions made to one of the Company’s qualified retirement plans. Company contributions vest based on the number of years of the employee’s plan participation. Gains or losses are posted to a participant’s account pursuant to his or her selection of various fixed rate, variable rate and Company stock investment alternatives. The plan is unfunded, and benefits are paid following termination of employment, except in cases of disability or  hardship.
   BENEFITS AND PERQUISITES ... The Company also provides certain benefits to all employees such as matching contributions to the Company’s qualified retirement plans, an employee stock purchase plan that permits purchases of the Company’s Common Stock at a discount, life insurance and health and welfare benefit programs. Benefits for executives generally are the same as benefits for all other employees, except that only executive officers and key employees may participate in the Company’s Executive Survivor Plan and Deferred Compensation Plan. The Company’s use of non-commercial aircraft on a time-share or rental basis is limited to business travel  purposes.
   EXECUTIVE STOCK OWNERSHIP GUIDELINES ... The Company believes that its executives should have a significant financial stake in the Company so that their interests are aligned with those of the shareholders. To that end, the Board of Directors has adopted stock ownership guidelines that describe the Board’s expectations that certain executives should own shares of Company stock with an aggregate value that meets or exceeds certain specified multiples of the executive’s base salary. The guidelines provide for an ownership multiple of five times base salary for the Company’s Chief Executive Officer and lower ownership multiples for other executives. The Board has adopted similar stock ownership guidelines regarding stock ownership by Board members. The Board membership ownership guidelines provide for non-employee directors to own shares of Company stock with an aggregate value generally exceeding five times the annual retainer paid to non-employee directors.
   COMPENSATION OF CHIEF EXECUTIVE OFFICER ... The salary, short-term incentive compensation and long-term incentive compensation of the Chief Executive Officer generally are determined pursuant to the policies described above for all other executives of the Company.
   Mark A. Ernst has served as President and Chief Executive Officer of the Company since January 1, 2001 and as Chairman of the Board since September 11, 2002. Mr. Ernst is a party to an employment agreement entered into at the time of his employment in 1998. Mr. Ernst’s annual base rate of salary was increased from $772,500 to $825,000, effective July 1, 2004. In addition, the Committee recommended and the Board approved a target award under the Executive Plan for Mr. Ernst for fiscal year 2005 of $660,000. The target award under the Executive Plan constitutes 80% of Mr. Ernst’s overall short-term incentive compensation target award (“Total STI Target”) and is tied to the following objective, performance-based criteria: (i) 32% of the

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H&R BLOCK 2005 Proxy Statement

Total STI Target was based on year-over-year growth in overall corporate earnings per share, (ii) 8% of the Total STI Target was based on year-over-year growth in overall revenue and (iii) 40% of the Total STI Target was tied to individual business unit performance targets. Based upon the results achieved by the Company, Mr. Ernst earned incentive compensation under the Executive Plan of $217,140 (32% of target).
   Under the Discretionary STI Component of the STI Program a target award of $165,000 (20% of annual base pay) was established for Mr. Ernst, with an actual payout to be recommended by the Committee for Board approval based upon Mr. Ernst’s progress against strategic priorities reviewed by the Committee and approved by the Board in June 2004. Based on the Committee’s recommendation, the Board determined that Mr. Ernst earned incentive compensation under the Discretionary STI Component of $181,500 (110% of target). All of Mr. Ernst’s short-term incentive compensation was paid in cash.
   Mr. Ernst was granted an option to purchase 110,000 shares of Common Stock at an option price of $46.78 per share, the last quoted market price for the Company’s Common Stock on June 30, 2004, the date of grant. Such option has a term of ten years and vests in one-third annual increments beginning on the first anniversary of the date of grant. Mr. Ernst was also awarded 15,000 shares of restricted stock. Restrictions on such restricted stock lapse over a three-year period in one-third annual increments beginning June 30, 2005.
   REVIEW OF ALL COMPONENTS OF EXECUTIVE COMPENSATION ... During the course of fiscal year 2005, the Compensation Committee reviewed all components of compensation for Mr. Ernst and other highly compensated executive officers. This review encompassed all forms of compensation and balances in equity, retirement and non-qualified deferred compensation plans, including base salary short-term incentive compensation, long-term incentive awards, and other vested benefit payouts. As a part of this review process, the Committee also reviewed executive termination costs for each of these officers.
   TAX CONSIDERATIONS ... Section 162(m) of the Internal Revenue Code limits to $1 million the Company’s federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company’s proxy statement, subject to certain transition rules and exceptions for specified types of performance-based compensation. The Company has designed the H&R Block Executive Performance Plan and a portion of compensation payable under the 2003 Long-Term Executive Compensation Plan so that compensation paid under these plans would be deductible under 162(m), although individual exceptions may occur.
   The Committee believes that it is in the Company’s and shareholders’ best interests to maximize tax deductibility when appropriate and consistent with shareholder interests. The Committee may recommend for Board approval non-deductible compensation when it believes that such awards are in the best interest of the shareholders, balancing tax efficiency with long-term strategic objectives.

COMPENSATION COMMITTEE

Donna R. Ecton, Chairman
Henry F. Frigon
Roger W. Hale
Tom D. Seip
Louis W. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ...

The following non-employee directors serve on the Compensation Committee of the Board of Directors: Donna R. Ecton (Chairman), Henry F. Frigon, Roger W. Hale, Tom D. Seip and Louis W. Smith. No directors on the Compensation Committee (a) are or have been officers or employees of the Company or any of its subsidiaries, or (b) had any relationships requiring disclosure in the proxy statement.

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H&R BLOCK 2005 Proxy Statement

SUMMARY COMPENSATION TABLE ...

The following table sets forth for the fiscal year ended April 30, 2005 and for the two previous fiscal years the annual, long-term and other compensation paid to the Chief Executive Officer of the Company and to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer) who was serving as an executive officer of the Company at the end of such year. The information provided with respect to restricted shares and options does not reflect the two-for-one stock split effective August 22, 2005.

		Annual Compensation			Long-Term Compensation Awards

Name and				Other Annual	Restricted	Securities	LTIP	All Other
Principal	Fiscal			Compensation	Stock	Underlying	Payouts	Compensation
Position	Year	Salary ($)	Bonus ($)	($)(1)	Award(s)($)(2)	Options (#)	($)	($)(3)

Mark A. Ernst,	2005	816,250	394,292	1,509	714,975	110,000	-0-	81,200
Chairman of the Board,	2004	768,750	865,447	1,574	432,500	110,000	-0-	90,958
President and Chief	2003	741,667	734,063	-0-	-0-	120,000	-0-	60,470
Executive Officer

Robert E. Dubrish,	2005	472,372	203,432	42	309,823	85,000	-0-	42,572
President and Chief	2004	450,000	438,681	40	229,981	90,000	-0-	66,097
Executive Officer, Option	2003	425,000	414,375	40	139,511	90,000	-0-	29,676
One Mortgage Corporation

Jeffery W. Yabuki,	2005	465,000	143,585	1,033	309,823	85,000	-0-	43,720
Executive Vice President	2004	437,500	383,133	1,482	216,250	90,000	-0-	51,290
and Chief Operating Officer	2003	416,667	352,219	1,440	-0-	90,000	-0-	37,268

Steven Tait	2005	429,794	357,095	42	238,325	35,000	-0-	29,642
President, RSM McGladrey	2004	400,000	217,008	272	-0-	40,000	-0-	22,216
Business Services, Inc.	2003	33,333	-0-	-0-	321,375	50,000	-0-	20

Nicholas J. Spaeth	2005	400,000	101,533	-0-	238,325	35,000	-0-	44,182
Senior Vice President	2004	100,000	300,000	1,982	1,159,800	200,000	-0-	3,921
and Chief Legal Officer	2003	-0-	-0-	-0-	-0-	-0-	-0-	-0-

NOTES:

(1)	For fiscal year 2005, (a) the $1,509 figure represents the dollar value of tax preparation and advice provided by the Company to Mr. Ernst; (b) the $42 figure represents payment by the Company for participation by Mr. Dubrish in the Company’s group legal plan; (c) the $1,033 figure represents the dollar value of tax preparation and advice provided by the Company to Mr. Yabuki; and (d) the $42 figure represents payment by the Company for participation by Mr. Tait in the Company’s group legal plan.
(2)	Restricted shares of the Company’s common stock granted pursuant to the Company’s Long-Term Executive Compensation Plan. The awards shown represent grants of restricted shares valued as of the date of the grant. Dividends are paid on the restricted shares as when dividends are paid on the Company’s Common Stock. The restricted shares vest in one-third annual increments beginning one year after the grant date.

▪	Mark A. Ernst – For fiscal year 2005, 15,000 shares granted on June 30, 2004, valued at $47.665 per share. As of April 30, 2005, Mr. Ernst held 22,880 restricted shares with a value of $1,139,653. Mr. Ernst received dividends totaling $17,588 on the restricted shares during fiscal year 2005.
▪	Robert E. Dubrish – For fiscal year 2005, 7,000 shares granted on June 30, 2004, valued at $47.665 per share. As of April 30, 2005, Mr. Dubrish held 13,258 restricted shares with a value of $660,381. Mr. Dubrish received dividends totaling $10,793 on the restricted shares during fiscal year 2005.
▪	Jeffery W. Yabuki – For fiscal year 2005, 8,000 shares granted on June 30, 2004, valued at $47.665 per share. As of April 30, 2005, Mr. Yabuki held 10,747 restricted shares with a value of $535,308. Mr. Yabuki received dividends totaling $ $8,457 on the restricted shares during fiscal year 2005.
▪	Steven Tait – For fiscal year 2005, 7,000 shares granted on June 30, 2004, valued at $47.665 per share. As of April 30, 2005, Mr. Tait held 7,500 restricted shares with a value of $373,575. Mr. Tait received dividends totaling $7,600 on the restricted shares during fiscal year 2005.
▪	Nicholas J. Spaeth – For fiscal year 2005, 5,000 shares granted on June 30, 2004, valued at $47.665 per share. As of April 30, 2005, Mr. Spaeth held 25,000 restricted shares with a value of $1,245,250. Mr. Spaeth received dividends totaling $20,500 on the restricted shares during fiscal year 2005.

(3)	For fiscal year 2005, these figures include the following: (a) the Company’s matching contributions under the Company’s Deferred Compensation Plan for Executives (“DCP”) of $72,961 (Mr. Ernst), $34,476 (Mr. Dubrish), $31,657 (Mr. Yabuki), $20,975 (Mr. Tait), and $28,083 (Mr. Spaeth); (b) the Company’s matching contributions under the H&R Block Retirement Savings Plan (“RSP”) of $5,500 (Mr. Ernst), $4,994 (Mr. Dubrish), $10,631 (Mr. Yabuki), $6,089 (Mr. Tait) and $11,083 (Mr. Spaeth); (c) the insurance premiums paid by the Company with respect to term life insurance maintained by the Company for the benefit of each of the named executive officers of $1,254 (Mr. Ernst), $1,957 (Mr. Dubrish), $714 (Mr. Yabuki), $673 (Mr. Tait), and $635 (Mr. Spaeth); and (d) the economic value of the death benefit provided by the Company’s Executive Survivor Plan (“ESP”) of $1,485 (Mr. Ernst), $1,325 (Mr. Dubrish), $719 (Mr. Yabuki), $1,905 (Mr. Tait) and $4,380 (Mr. Spaeth). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer.

17

H&R BLOCK 2005 Proxy Statement

STOCK OPTION GRANT TABLE ...

The following table summarizes options to purchase the Company’s Common Stock granted during the fiscal year ended April 30, 2005 to the executive officers named in the Summary Compensation Table (the “Named Officers”) above. The information provided does not reflect the two-for-one stock split effective August 22, 2005.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants				for Option Term(1)

	Number of	% of Total
	Securities	Options Granted
	Underlying Options	to Employees in	Exercise Price
Name	Granted (#)(2)	Fiscal Year	($/Sh)(2)	Expiration Date	5% ($)	10% ($)

Mark A. Ernst	110,000	2.89	47.68	6/30/2014	3,298,427	8,358,860

Robert E. Dubrish	85,000	2.24	47.68	6/30/2014	2,548,784	6,459,119

Jeffery W. Yabuki	85,000	2.24	47.68	6/30/2014	2,548,784	6,459,119

Steven Tait	35,000	0.92	47.68	6/30/2014	1,049,499	2,659,637

Nicholas J. Spaeth	35,000	0.92	47.68	6/30/2014	1,049,499	2,659,637

NOTES:

(1)	The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company’s Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.
(2)	Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 2005. Options were granted under the 2003 Long-Term Executive Compensation Plan. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable one year after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of one-third of the total number of shares subject to the option. The stock options generally become fully exercisable (a) at any time after the Named Officer reaches the age of 65, retires, and more than one year has elapsed since the date of grant, or (b) upon a change in control of the Company not less than six months after the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.

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H&R BLOCK 2005 Proxy Statement

OPTION EXERCISES AND FISCAL YEAR-END VALUES ...

The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 2005 and presents the value of unexercised options as of such date for the Named Officers. The information provided does not reflect the two-for-one stock split effective August 22, 2005. The value of unexercised in-the-money options at fiscal year-end is calculated by determining the difference between the fair market value of the securities underlying the options at fiscal year-end and the exercise price of the options multiplied by the number of shares underlying such option:

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
			at FY-End (#)	at FY-End ($)

	Shares Acquired on	Value	Exercisable (E)/	Exercisable (E)/
Name	Exercise (#)	Realized ($)	Unexercisable (U)	Unexercisable (U)

Mark A. Ernst	-0-	-0-	766,675(E)	$19,205,987(E	)
			323,325(U)	$1,963,238(U	)

Robert E. Dubrish	80,000	2,522,913	212,006(E)	$4,053,678(E	)
			224,994(U)	$1,077,430(U	)

Jeffery W. Yabuki	-0-	-0-	270,006(E)	$5,761,095(E	)
			234,994(U)	$1,249,780(U	)

Steven Tait	-0-	-0-	30,000(E)	$194,466(E	)
			95,000(U)	$452,984(U	)

Nicholas J. Spaeth	-0-	-0-	66,667(E)	$-0-(E	)
			168,333(U)	$64,050(U	)

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H&R BLOCK 2005 Proxy Statement

PERFORMANCE GRAPH ...

The graph below sets forth for the five-year period ended April 30, 2005, the cumulative total shareholder return to the Company’s shareholders, as well as the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Standard & Poor’s Diversified Commercial Services Index, the published industry index to which the Company is currently assigned by Standard & Poor’s. The performance graph assumes that $100 was invested at the market close on April 30, 2000 and that dividends were reinvested. The data for the graph was furnished by Research Data Group, Inc.

CUMULATIVE TOTAL SHAREHOLDER RETURN ...

	4/00	4/01	4/02	4/03	4/04	4/05

H&R BLOCK, INC	100.00	135.66	201.13	196.80	233.66	262.56
S & P 500	100.00	87.03	76.04	65.92	81.00	86.14
S & P DIVERSIFIED COMMERCIAL SERVICES	100.00	123.91	133.84	123,27	178.58	164.26

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H&R BLOCK 2005 Proxy Statement

EQUITY COMPENSATION PLANS ...

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2005. The information provided does not reflect the two-for-one stock split effective August 22, 2005. The Company currently has four stock-based compensation plans: the 2003 Long-Term Executive Compensation Plan, the 1989 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan for Seasonal Employees, and the 2000 Employee Stock Purchase Plan. The shareholders have approved all of the Company’s stock-based compensation plans. The shareholders approved the 2003 Plan in September 2002 to replace the 1993 Long-Term Executive Compensation Plan, effective July 1, 2003. The 1993 Plan terminated at that time, except with respect to outstanding awards thereunder. The shareholders had approved the 1993 Plan in September 1993 to replace the 1984 Long-Term Executive Compensation Plan, which terminated at that time except with respect to outstanding options thereunder.

	Number of securities to Be Issued	Weighted-average exercise price of	Number of securities remaining available for
	Upon Exercise of Outstanding	outstanding options, warrants	future issuance under equity compensation
	Options, Warrants and Rights	and rights	plans excluding securities reflected in column (A)
Plan category	(A)	(B)	(C)

Equity compensation plans approved by security holders	13,552,000	$38.04	9,888,179
Equity compensation plans not approved by security holders	—	—	—

Total	13,522,000	$38.04	9,888,179

EMPLOYMENT AGREEMENTS, CHANGE-IN-CONTROL AND OTHER ARRANGEMENTS ...

Mark A. Ernst is subject to an Employment Agreement with HRB Management, Inc. (“HRB”), an indirect subsidiary of the Company, dated July 16, 1998, whereby effective September 1, 1998, he was employed as the Executive Vice President and Chief Operating Officer of the Company. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by HRB for “cause,” and by Mr. Ernst for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” by Mr. Ernst for “good reason,” or by either party during the 180-day period following the date of a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to continue to pay Mr. Ernst’s salary (determined as of the termination date) and provide all other benefits for a period of two years following such termination, as well as a pro rata portion of the incentive bonus compensation to which he would have been entitled had he remained employed through the end of the fiscal year in which such termination occurs. In addition, all outstanding stock options become fully vested and are exercisable for the three-month period following termination, and any restrictions upon Common Stock awarded Mr. Ernst on the effective date lapse and such stock becomes fully vested upon the date of termination.
   Robert E. Dubrish is subject to an Employment Agreement with Option One Mortgage Corporation (“Option One”), an indirect subsidiary of the Company, dated February 9, 2002, and effective June 30, 2001. Base salary and any incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice. Option One also has the right to terminate the Agreement without notice upon the occurrence of certain stated events. If Mr. Dubrish incurs a “qualifying termination,” as defined in the H&R Block Severance Plan (the “Severance Plan”), or if the Agreement is terminated by Mr. Dubrish within 180 days following a “change of control” (as defined in the Agreement) of the Company, Option One is obligated to pay to Mr. Dubrish his choice of the level of severance compensation and benefits as would be provided under the Severance Plan as such plan exists either on the effective date of the Agreement or on Mr. Dubrish’s last day of employment. As of the effective date, the Severance Plan provides maximum compensation of 18 months of salary and one and one-half times target payout under the STI Program, with the actual amount based upon Mr. Dubrish’s salary and target payout, salary grade and length of service with all subsidiaries of the Company at the time of his termination, as well as a discretionary payment, which may be zero. In addition, in such circumstances, Option One is obligated to provide health,

21

H&R BLOCK 2005 Proxy Statement

life and disability insurance benefits for up to 12 months following such termination, and all outstanding stock options that would have vested in the 18-month period following termination become fully vested and are exercisable for the three-month period following termination or the severance period.
   Jeffery W. Yabuki is subject to an Employment Agreement with HRB dated September 7, 1999, whereby effective September 7, 1999, he was employed as the President, H&R Block International. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice, by mutual written agreement, by HRB for “cause,” and by Mr. Yabuki for “good reason,” in each case as defined in the Agreement. If the Agreement is terminated by HRB without “cause,” by Mr. Yabuki for “good reason,” or by either party within 180 days following a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to pay to Mr. Yabuki for the two-year period following such termination compensation at an annual rate equal to the sum of the annual rate of base salary in effect on the date of termination and the aggregate short-term incentive compensation paid by HRB to him for the last fiscal year completed prior to the year of termination, and provide health, life and disability insurance benefits for a period of two years following such termination. In addition, all outstanding stock options which would have vested during such two-year period following termination become fully vested and are exercisable for the three-month period following termination, and any restrictions upon stock held by Mr. Yabuki lapse to the extent such restrictions would have lapsed during the two-year period following termination.
   Steven Tait is subject to an Employment Agreement with HRB Business Services, Inc. (now RSM McGladrey Business Services, Inc.) (“RSM”), an indirect subsidiary of the Company, dated April 1, 2003, whereby effective April 1, 2003, he was employed as President of RSM. Base salary is to be reviewed for adjustment no less than annually. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice. RSM also has the right to terminate the Agreement without notice upon the occurrence of certain stated events. If Mr. Tait incurs a “qualifying termination,” as defined in the Severance Plan, or if the Agreement is terminated by Mr. Tait within 180 days following a “change of control” (as defined in the Agreement) of the Company, RSM is obligated to pay to Mr. Tait his choice of the level of severance compensation and benefits as would be provided under the Severance Plan as such plan exists either on the effective date of the Agreement or on Mr. Tait’s last day of employment. As of the effective date, the Severance Plan provides maximum compensation of 18 months of salary and one twelfth of the target payout under the STI Program multiplied by Mr. Tait’s years of service, as well as a discretionary payment, which may be zero. In addition, in such circumstances, RSM is obligated to provide medical, dental, vision, employee assistance, life insurance, cafeteria plan and accidental death and dismemberment insurance benefits for up to 12 months following such termination, and all outstanding stock options that would have vested in the 18-month period following termination become fully vested and are exercisable for the three-month period following termination or the severance period.
   Nicholas J. Spaeth is subject to an Employment Agreement with HRB dated February 2, 2004, whereby effective February 2, 2004, he was employed as the Senior Vice President, Chief Legal Officer of the Company. The Agreement provides for an initial base salary at an annual rate of $400,000; participation in the Company’s Short-Term Incentive Plan, a $300,000 bonus upon completion of Fiscal Year 2004; 20,000 restricted shares of the Company’s Common Stock awarded on the effective date; and a stock option to purchase 200,000 shares of Common Stock granted on the effective date. Base salary and incentive bonus compensation are to be reviewed annually by the Compensation Committee. The Agreement provides that it may be terminated by either party at any time for any reason upon 45 days’ prior written notice. HRB also has the right to terminate the Agreement without notice upon the occurrence of certain stated events. If Mr. Spaeth incurs a “qualifying termination,” as defined in the Severance Plan, or if the Agreement is terminated by Mr. Spaeth within 180 days following a “change of control” (as defined in the Agreement) of the Company, HRB is obligated to pay to Mr. Spaeth his choice of the level of severance compensation and benefits as would be provided under the Severance Plan as such plan exists either on the effective date of the Agreement or on Mr. Spaeth’s last day of employment. As of the effective date, the Severance Plan provides maximum compensation of 18 months of salary and one twelfth of the target payout under the STI Program multiplied by Mr. Spaeth’s years of service, as well as a discretionary payment, which may be zero. In addition, in such circumstances, HRB is obligated to provide medical, dental, vision, employee assistance, life insurance, cafeteria plan and accidental death and dismemberment insurance benefits for up to 12 months following such termination, and all outstanding stock options that would have vested in the 18-month period following termination become fully vested and are exercisable for the three-month period following termination or the severance period.

22

H&R BLOCK 2005 Proxy Statement

   Stock option agreements entered into on or after June 30, 1996 between the Company and the recipients of stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan and the 2003 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company’s voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, (iii) either approval (for agreements entered into prior to June 30, 2001) by the Company’s shareholders or completion (for agreements entered into on or after June 30, 2001) of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) the sale of all or substantially all of the assets of the Company, or (iv) approval by the Company’s shareholders of a liquidation or dissolution of the Company.
   Brian L. Nygaard, H&R Block, Inc., and H&R Block Financial Advisors, Inc. (“HRBFA”) entered into a Termination Agreement dated January 7, 2005, whereby Mr. Nygaard’s employment and his Employment Agreement with HRBFA terminated on such date (the “Termination Date”). Under the Termination Agreement, HRBFA agreed to (1) pay Mr. Nygaard $312,000 over a 6-month period beginning on the Termination Date in semi-monthly equal installments of $26,000, (2) allow Mr. Nygaard to remain eligible to participate in those health and welfare plans maintained by the HRBFA offering medical, dental, vision, employee assistance, flexible spending account, life insurance and accidental death and dismemberment insurance benefits during the 6-month period beginning on the Termination Date, (3) allow Mr. Nygaard to exercise any outstanding incentive stock options and nonqualified stock options to purchase shares of the Company’s Common Stock that were scheduled to vest between the Termination Date and July 6, 2006, (4) terminate all restrictions on any shares of the Company’s Common Stock awarded to Mr. Nygaard that would have lapsed absent a termination of employment in accordance with their terms by reason of time between Termination Date and July 6, 2006, and (5) arrange for outplacements services to Mr. Nygaard for the 12-month period beginning on the Termination Date. In exchange, Mr. Nygaard agreed to, among other things, release the Company and all its subsidiaries from any and all claims.

INFORMATION REGARDING SECURITY HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT ...

The following table shows as of June 1, 2005 the number of shares of Common Stock beneficially owned by each director and nominee for election as director, by each of the Named Officers and by all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting

23

H&R BLOCK 2005 Proxy Statement

and investment power with respect to shares set forth in the following table. The information provided does not reflect the two-for-one stock split effective August 22, 2005.

Number of Shares

	Beneficially		Share Units and		Percent
Name	Owned(1)		Share Equivalents(2)	Total	of Class

G. Kenneth Baum	238,267		6,564	244,831	*
Thomas M. Bloch	139,579	(3)	0	139,579	*
Robert E. Dubrish	382,983	(4)	0	382,983	*
Donna R. Ecton	48,801		2,596	51,397	*
Mark A. Ernst	1,013,063	(5)	0	1,013,063	*
Henry F. Frigon	26,667	(6)	7,176	33,843	*
Roger W. Hale	63,012		2,595	65,607	*
David Baker Lewis	1,000		0	1,000	*
Tom D. Seip	13,367		1,394	14,761	*
Louis W. Smith	32,667		9,399	42,066	*
Nicholas J. Spaeth	103,334	(7)	0	103,334	*
Steven Tait	66,838	(8)	0	66,838	*
Rayford Wilkins, Jr	16,667		3,576	20,243	*
Jeffery W. Yabuki	420,556	(9)	2,943	423,499	*
All directors and executive officers as a group (25 persons)	2,897,095	(10)(11)	37,967	2,935,063	1.8%

*	Less than 1%

(1)	Includes shares that on June 1, 2005 the specified person had the right to purchase as of June 30, 2005 pursuant to options granted in connection with the Company’s 1989 Stock Option Plan for Outside Directors or the Company’s Long-Term Executive Compensation Plans, as follows: Mr. Baum, 44,667 shares; Mr. Bloch, 16,667 shares; Mr. Dubrish, 301,401 shares; Ms. Ecton, 40,667 shares; Mr. Ernst, 880,004 shares; Mr. Frigon, 22,667 shares; Mr. Hale, 44,667 shares; Mr. Seip, 10,667 shares; Mr. Smith, 28,667 shares; Mr. Spaeth, 78,334 shares; Mr. Tait, 55,000 shares; Mr. Wilkins, 16,667 shares; and Mr. Yabuki, 358,337 shares.
(2)	These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives and/or the Company’s Stock Plan for Non-Employee Directors. The value of the share units mirrors the value of the Company’s Common Stock. The share units do not have voting rights.
(3)	Mr. Bloch has shared voting and shared investment power with respect to 63,800 of these shares. Mr. Bloch disclaims beneficial ownership of 5,000 shares held by M&H Bloch Partners, LP, except to the extent of his partnership interest therein.
(4)	Includes 13,258 shares of restricted stock granted under the Company’s Long-Term Executive Compensation Plan.
(5)	Includes 22,880 shares of restricted stock granted under the Company’s Long-Term Executive Compensation Plan and 3,390 shares held in the Company’s Employee Stock Purchase Plan (the “ESPP”).
(6)	Mr. Frigon has shared voting and shared investment power with respect to 4,000 of these shares.
(7)	Includes 25,000 shares of restricted stock granted under the Company’s Long-Term Executive Compensation Plan.
(8)	Includes 7,500 shares of restricted stock granted under the Company’s Long-Term Executive Compensation Plan.
(9)	Includes 10,747 shares of restricted stock granted under the Company’s Long-Term Executive Compensation Plan, 1,469 shares held in the ESPP and 1,367 in the Company’s 401(k) plan.

(10)	Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 2,172,922 shares which such directors and officers have the right to purchase as of June 30, 2005 pursuant to options granted in connection with the Company’s stock option plans.
(11)	Includes 2,635,695 shares held with sole voting and investment powers and 261,400 shares held with shared voting and investment powers.

24

H&R BLOCK 2005 Proxy Statement

PRINCIPAL SECURITY HOLDERS ...

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. The information provided is based upon Schedule 13G filings with the Securities and Exchange Commission and does not reflect the two-for-one stock split effective August 22, 2005.

		Percent of
	Shares	Common
Name and Address	Beneficially	Stock
of Beneficial Owner	Owned	Outstanding

Warren E. Buffett,	14,350,600	8.7%	(1)
Berkshire Hathaway Inc.,
OBH, Inc., and National
Indemnity Company
1440 Kiewit Plaza
Omaha, Nebraska 68131

Harris Associates L.P.	14,256,435	8.66%	(2)
Harris Associates Inc.
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

Davis Selected Advisers, L.P.	14,298,071	8.67%	(3)
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706

(1)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2004 and is furnished in reliance on the last-filed Schedule 13G of Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc. and National Indemnity Company filed on February 14, 2005. The Schedule 13G indicates that Mr. Buffett, Berkshire Hathaway, Inc., OBH, Inc. and National Indemnity Company share voting and dispositive power over the shares.
(2)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2004 and is furnished in reliance on the Schedule 13G of Harris Associates L.P., Harris Associates Inc., and Harris Associates Investment Trust, 36-4032559 series designated The Oakmark Select Fund filed on February 11, 2005. The Schedule 13G indicates that the number of shares beneficially owned includes 14,256,435 shares with shared voting power, 2,967,335 shares with sole dispositive power and 11,289,100 shares with shared dispositive power. The Oakmark Select Fund, as series of the Harris Associates Investment Trust, owns 8,259,800 shares (5.01%).
(3)	Information as to the number of shares and the percent of Common Stock outstanding is as of December 31, 2004 and is furnished in reliance on the Schedule 13G of Davis Selected Advisers, L.P., filed on March 11, 2005.

OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s Common Stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time except for failure to timely report on Form 4 for Brad Iversen the disposition of 223 shares as the result of the withholding of stock to pay taxes upon the vesting of Restricted Shares. This failure to timely report was inadvertent and, as soon as the oversight was discovered, the transaction was promptly reported.

SHAREHOLDER PROPOSALS AND NOMINATIONS ...

For a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2006 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the Company must receive notice at our offices at 4400 Main Street, Kansas City, Missouri 64111, Attention: Corporate Secretary, on or before March 31, 2006. Applicable Securities and Exchange Commission rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.
   Pursuant to the Company’s bylaws, for any business not included in the proxy statement for the 2006 Annual Meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be

25

H&R BLOCK 2005 Proxy Statement

timely, the notice must be received no later than June 28, 2006 (45 days prior to August 12, 2006). The notice must contain the information required by the Company’s bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information requirements in our bylaws relating to shareholder nominations.

A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s bylaws is available on our website at www.hrblock.com under the tab “Our Company” and then under the heading “Block Investors” and then “Corporate Governance,” or upon request to: H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111, Attention: Corporate Secretary. The Chairman of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors

BRET G. WILSON
Secretary

26

H&R BLOCK 2005 Proxy Statement

APPENDIX A

H&R BLOCK, INC. BOARD OF DIRECTORS INDEPENDENCE STANDARDS

Pursuant to New York Stock Exchange listing standards, no director qualifies as being an independent director unless the Board of Directors affirmatively determines that the director has no material relationship with H&R Block, Inc. or any of its subsidiaries (collectively, the “Company”), either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company.
   The Board of Directors has established the categorical standards to assist it in determining the independence of directors. Pursuant to these standards, a director will not be considered independent if:

▪	At any time during the three years immediately preceding the date of determination, the director was an employee of the Company or any of the director’s immediate family was an executive officer of the Company.
▪	At any time during the three years immediately preceding the date of determination, the director (or any of the director’s immediate family) received more than $100,000 per year in direct compensation from the Company other than (i) director or committee fees (including fees for service on the board of directors of subsidiary or affiliated companies) and (ii) pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
▪	At any time during the three years immediately preceding the date of determination, the director has been employed by (or affiliated with) a present or former internal or external auditor of the Company that had an auditing relationship with the Company during such three year period or any of the director’s immediate family members have been so affiliated or employed in a professional capacity.
▪	At any time during the three years immediately preceding the date of determination, either the director, or any of the director’s immediate family members, has been employed as an executive officer of another company for which an executive officer of the Company serves on the compensation (or equivalent) committee.
▪	At any time during the three years immediately preceding the date of determination, the Company made payments to, or received payments from, a company, firm or professional entity of which or in which (i) the director is currently an executive officer, partner or employee, or owns in excess of a 10% equity interest or (ii) the director’s immediate family members currently is an executive officer or partner or owns in excess of a 10% equity interest; provided that such payments are in an amount exceeding the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s most recent full fiscal year.
▪	The director (or any of the director’s immediate family) serves as an officer, director or trustee of a charitable organization to which the Company gives directly or indirectly through its foundation, more than $200,000 or 5% of the organization’s total annual charitable receipts during its last full fiscal year (whichever is greater).
   An individual will be considered to be affiliated with a corporation or other entity if that individual controls, is controlled by or is under common control with the corporation or other entity. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers in law, fathers in law and any one (other than domestic employees) who shares such person’s home.
   The Board of Directors will determine the independence of any director with a relationship to the Company that is not covered by the above standards.
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H&R BLOCK 2005 Proxy Statement

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A-2

H&R BLOCK 2005 Proxy Statement

APPENDIX B

H&R BLOCK EXECUTIVE PERFORMANCE PLAN
(AS AMENDED)

ARTICLE I. GENERAL

SECTION 1.1 PURPOSE ... The purpose of the H&R Block Executive Performance Plan (the “Plan”) is to attract and retain highly qualified individuals as executive officers; to obtain from each the best possible performance in order to achieve particular business objectives established for H&R Block, Inc. (the “Company”) and its subsidiaries; and to include in their compensation package a bonus component intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which compensation would be deductible by the Company under the Code.
   SECTION 1.2 ADMINISTRATION ... The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) consisting of at least two members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below.
   SECTION 1.3 ELIGIBILITY ... Awards may be granted only to employees of the Company or any of its subsidiaries who are at the level of Assistant Vice President or at a more senior level and who are selected for participation in the Plan by the Committee. A qualifying employee so selected shall be a “Participant” in the Plan.

ARTICLE II. AWARDS

SECTION 2.1 AWARDS ... The Committee may grant annual performance-based awards (“Awards”) to Participants with respect to each fiscal year of the Company, or a portion thereof (each such fiscal year or a portion thereof to constitute a “Performance Period”), subject to the terms and conditions of the Plan. Awards shall be in the form of cash compensation. Within 90 days after the beginning of a Performance Period, the Committee shall establish (a) performance goals and objectives (“Performance Targets”) for the Company and the subsidiaries and divisions thereof for such Performance Period, (b) target awards (“Target Awards”) for each Participant, which shall be a specified dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage (“Performance Percentage”) to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amount pursuant to Section 2.4 (“Performance Schedules”). The Committee shall specify the Performance Targets applicable to each Participant for each Performance Period and shall further specify the portion of the Target Award to which each Performance Target shall apply. In no event shall a Performance Schedule include a Performance Percentage in excess of 200%.
   SECTION 2.2 PERFORMANCE TARGETS ... Performance Targets established by the Committee each year shall be based of one or more of the following business criteria: (a) earnings, (b) revenues, (c) sales of products, services or accounts, (d) numbers of income tax returns prepared, (e) margins, (f) earnings per share, (g) return on equity, (h) return on capital, and (i) total shareholder return. For any Performance Period, Performance Targets may be measured on an absolute basis or relative to internal goals, or relative to levels attained in fiscal years prior to the Performance Period.
   SECTION 2.3 EMPLOYMENT REQUIREMENT ... To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period, provided that, in the event the Participant’s employment terminates during the Performance Period due to death, disability or retirement, the Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award determined in accordance with Sections 2.4 and 2.5. For purposes of this Section 2.3, (a) “disability” shall be as defined in the employment practices or

H&R BLOCK 2005 Proxy Statement

policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and (b) “retirement” shall mean termination of employment with all subsidiaries of the Company by the Participant after either attainment of age 65 or attainment of age 55 and the completion of at least ten (10) years of employment with the Company or its subsidiaries.
   SECTION 2.4 DETERMINATION OF AWARDS ... In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.
   At the time Target Awards are determined, the Committee may specify that the Performance Percentage attributable to any one or more portions of a Participant’s Target Award may not exceed the Performance Percentage attributable to any other portion of the Participant’s Target Award. In the event such specification is made, actual Award payouts shall be determined accordingly.
   SECTION 2.5 LIMITATIONS ON AWARDS ... The aggregate amount of all Awards under the Plan to any Participant for any Performance Period shall not exceed $2,000,000.
   SECTION 2.6 PAYMENT OF AWARDS ... Payment of Awards shall be made by the Company or the applicable employer subsidiary as soon as administratively practical following the certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Sections 2.4 and 2.5. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.
   SECTION 2.7 ADJUSTMENT OF AWARDS ... In the event of the occurrence during the Performance Period of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, other similar corporate transaction or event, any changes in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring events involving the Company which distorts the performance criteria applicable to any Performance Target, the Committee shall adjust the calculation of the performance criteria, and the applicable Performance Targets as is necessary to prevent reduction or enlargement of Participants’ Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

ARTICLE III. MISCELLANEOUS

SECTION 3.1 NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT ... No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.
   SECTION 3.2 NO LIMITS ON OTHER AWARDS AND PLANS ... Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company and its subsidiaries, including any Participants.
   SECTION 3.3 RESTRICTION ON TRANSFER ... The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution.
   SECTION 3.4 SOURCE OF PAYMENTS ... The Company and its subsidiaries shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company or any of its subsidiaries, such rights shall be no greater than those of an unsecured creditor.
   SECTION 3.5 EFFECTIVE DATE; TERM; AMENDMENT ... The Plan is effective as of June 19, 1996, subject to approval by the Company’s shareholders at the Company’s 1996 annual meeting of shareholders, and shall remain in effect until such time as it shall be terminated by the Board of Directors of the Company. If approval of the Plan meeting the requirements of Section 162(m) of the Code is not obtained at the 1996 annual meeting of shareholders of the Company, then the Plan shall not be effective and any Award made on or after June 19, 1996, shall be void ab initio. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.
   SECTION 3.6 PROHIBITED OR UNENFORCEABLE PROVISIONS ... Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

H&R BLOCK 2005 Proxy Statement

   SECTION 3.7 SECTION 162(M) PROVISIONS ... Any Awards under the Plan shall be subject to the applicable restrictions imposed by Code Section 162(m) and the Treasury Regulations promulgated thereunder, notwithstanding any other provisions of the Plan to the contrary.
   SECTION 3.8 GOVERNING LAW ... The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Missouri.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY PROXY BY (A) INTERNET, (B) TELEPHONE, OR (C) MAIL BY FOLLOWING THE INSTRUCTIONS SET FORTH BELOW.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS.
	INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out the name below. NOMINEES ARE: FOR CLASS I DIRECTORS, 01 THOMAS M. BLOCH, 02 MARK A. ERNST,	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominee(s) listed ☐
03 DAVID BAKER LEWIS, AND
04 TOM D. SEIP

		FOR	AGAINST	ABSTAIN
2.	The approval of the H&R Block Executive Performance Plan, as amended.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending April 30, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated 2005

SIGNATURE

SIGNATURE OF SHAREHOLDER(S)

(Please date and sign exactly as name appears at the left and return in the enclosed postage paid envelope. If the shares are owned in joint names, all joint owners should sign.)

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/hrb		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.		Use any touch-tone telephone to		your proxy card and
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

     Please consider consenting to receive future annual reports, proxy statements and other Company communications electronically via the Internet by enrolling at www.melloninvestor.com/ISD. Many of our shareholders have expressed a desire to receive these communications electronically instead of by mail. By consenting, the Company will save the expense associated with distributing paper copies of the materials. If you consent, you will receive timely postal notice of the availability of any such communication on the Company’s website and upon your written request to the Company you will receive paper copies of such documents. You may wish to view the 2005 annual meeting materials on the Company’s website at www.hrblock.com/about/investor/proxy.html to determine if you would like to receive these materials electronically in the future.
You can view the Annual Meeting materials on the Internet at
http://www.hrblock.com/about/investor/proxy.html

H&R BLOCK, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE PROPOSALS.
The undersigned hereby appoints Louis W. Smith, Rayford Wilkins, Jr. and Henry F. Frigon, and each of them, the proxies (acting by a majority, or if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held in the H&R Block City Stage Theater at Union Station, 30 West Pershing (corner of Pershing and Main), Kansas City, Missouri, on Wednesday, September 7, 2005, commencing at 9:00 a.m., Kansas City time (CDT), and at any adjournment thereof, notice of said meeting and the proxy statement furnished herewith having been received by the undersigned and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned’s direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.
BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
August 12, 2005
Dear Shareholder:
The annual meeting of shareholders of H&R Block, Inc. will be held in the H&R Block City Stage Theater at Union Station, 30 West Pershing (corner of Pershing and Main), Kansas City, Missouri, at 9:00 a.m., Kansas City time (CDT), on Wednesday, September 7, 2005.
Please note that the number of shares entitled to be voted at the meeting is the number of shares held of record as of the close of business on July 5, 2005. It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting in person, please review the enclosed proxy material and vote by proxy by promptly (a) calling the number listed on the reverse side, (b) accessing the web site listed on the reverse side or (c) completing the proxy form attached above and returning it in the postage paid envelope provided.
You can now access your H&R Block account online.
Access your H&R Block shareholder/stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for H&R Block, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
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